UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, “Registrant,” “Company,” “our company,” “us,” and “our” refer to Cardiff International, Inc., unless the context requires otherwise.

Item 4.01 Changes in Registrant’s Certifying Accountant

Dismissal of previous independent registered public accounting firm: On July 20, 2017 the Registrant dismissed D. Brooks & Associates CPA’s, P.A. as its independent registered public accounting firm. D. Brooks & Associates CPA’s, P.A. has not issued an opinion with respect to any financial statements of the Registrant.

The registrant had requested that D. Brooks & Associates CPA’s, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statement. The letter is attached as an exhibit to this Form 8-K.

Engagement of new independent registered public accounting firm:

On July 20, 2017 the Registrant engaged Malone Bailey, LLP. as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Malone Bailey, LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B. The decision to change independent registered accountants was approved by the Company’s Board of Directors, as the Company has no audit committee.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 24, 2017 the Board of Directors (the “Board”) of Cardiff International, Inc. (the “Company”) concluded that the unaudited financial statements for the 1st Quarter 2017 (the “Relevant Period”), as previously filed as part of the Company’s previously issued unaudited consolidated financial statement as of and for the quarter ended March 31, 2017 should no longer be relied upon. The Company will restate its unaudited consolidated financial statements for the Restated Period to reflect adjustments in the fair market value.

The Company has concluded to restate its financial statements for the Relevant Period to correct the above identified accounting and disclosure errors. The Company and its advisors are working expeditiously to complete this review and the Company intends to bring current its financial reporting obligations as soon as practicable.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on March 10, 2017 Cardiff International, Inc. a company incorporated in the State of Florida ("Cardiff"), entered into an Acquisition Agreement (the “Agreement”) to purchase Consulting Services Support Corporation, Inc. (“CSSC”), a company incorporated in the State of Illinois in a Tax-Free Exchange under section 368 (a)(1)(B) of the United States Internal Revenue Code of 1986. CSSC failed to comply with the terms of the Agreement and as a result Cardiff has terminated the Agreement effective immediately.

The Company placed in reserve 10,000,000 shares of Convertible Preferred “J” stock of which 6,056,227 shares were to be issued pursuant to the Agreement. The Preferred “J” shares have a 1 to 1.25 conversion rate (the “Conversion”) governed by a Lock-Up/Leak-Out Agreement in exchange for 100% of shares of CSSC represented by all assets valued at $1,544,338.

The Company believes the termination and revocation of this Acquisition is in the best interest of our Shareholders. The Asset Acquisition Agreement is attached as Exhibit 1A to the Current Report on Form 8-K filed by Cardiff this 24th day of July, 2017 and which is incorporated herein by reference.

The decision to revoke the CSSC Acquisition Agreement was approved by the Company’s Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in the Authorized shares of Common Stock: On July 11, 2017 the Board of Directors of Cardiff International, Inc., a Florida corporation (the “Corporation”) authorized to Five Hundred Million (500,000,000) shares of Common Stock, par value of $0.001. This increase was authorized for a) upcoming acquisitions; b) increased growth; c) to maintain control (the “Control Block”); d) compensate employees. In the event shares are issued, they will be issued as “restricted shares”.

Item 9.01 Financial Statements and Exhibits

EX-16.1               Letter from Accountant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:        /s/ Daniel Thompson

              Daniel Thompson

Title:     Chairman

Dated: 07-26-17

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